Exhibit 99.1

Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2021 Results

New York City, NY – November 10, 2021 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Summary

•	GAAP Net Income of $38.5 million or $0.67 per diluted share(1), representing a 14.5% ROE

•	Distributable Earnings (a non-GAAP financial measure) of $40.0 million or $0.69 per diluted share(1), representing a 15.0% annualized distributable earnings ROE (a non-GAAP financial measure)
•	Book value of $17.78 per diluted share reflecting merger consideration and transaction expenses
•	Net core portfolio growth of $138 million bringing our core portfolio to $3.3 billion of principal balance
•	Declared and paid a $0.355 cash dividend
•	Closed merger with Capstead Mortgage Corporation on October 19, 2021 increasing our total equity to over $1.8 billion
•	Successful listing of our common stock on the NYSE on October 19, 2021

Richard Byrne, President and Chief Executive Office of FBRT, said “We are pleased to report our third quarter results showcasing another exceptional quarter followed by the close of our merger with Capstead Mortgage Corporation in October, bringing our equity capitalization to over $1.8 billion. Our earnings and book value growth this quarter are representative of our differentiated strategy and strong deal flow. Looking forward into the fourth quarter, our pipeline remains robust at more than $1 billion and since quarter end we have already closed more than $277 million of additional core loan commitments. As the Capstead portfolio continues to decrease due to strategic sales and natural runoff, we expect to put that capital to work into our commercial strategy to deliver long-term value for our stockholders.”

Portfolio and Investment Activity

Core portfolio: For the quarter ended September 30, 2021, we closed $519 million of loan commitments, funded $474 million of principal balance and received loan repayments of $337 million. This activity resulted in net core portfolio growth of $138 million. Our core portfolio at the end of the quarter had 150 loans with an aggregate principal balance of approximately $3.3 billion. The average loan size was $22 million. Over 99% of our aggregate principal balance is in senior mortgage loans with approximately 96% in floating rate loans. When looking at the sector composition of our portfolio, approximately 57% is collateralized by multifamily properties. As of September 30, 2021, we had one non-performing loan.

Conduit: For the quarter ended September 30, 2021, we closed $69 million of fixed rate loans that we sold through our conduit program. For the same period, we sold $145 million of conduit loans for a gain of $8.8 million gross of derivatives.

Book Value

As of September 30, 2021, our diluted book value per common share was $18.60 as compared to $18.28 as of June 30, 2021. Our diluted book value per common share as of September 30, 2021, adjusted for the Capstead merger consideration and transaction expenses, was $17.78.

(1) Diluted per share information in this press release assumes conversion of our Series A, Series C, Series D and Series F preferred shares to common shares.

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Distributable Earnings

Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over our expected useful life of our CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash incentive fee accruals, and (vi) certain other non-cash items.

We believe that Distributable Earnings provides meaningful information to consider in addition to our GAAP results. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, over time, Distributable Earnings has been an indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is one of the performance metrics we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

Please refer to the financial statements and reconciliation of GAAP net income to distributable earnings included at the end of this release for further information.

Supplemental Information

The Company has published a supplemental earnings presentation for the quarter ended September 30, 2021 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Investor Relations tab.

Conference Call and Webcast

The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, November 11, 2021 at 10:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10161768/ef73514ef0. If you are unable to pre-register, the conference call may be accessed by dialing (866) 777-2509 (Domestic) or (412) 317-5413 (International). Ask to join the Franklin BSP Realty Trust conference call. Participant should call in at least five minutes prior to the start of the call.

The call will also be accessible via live webcast at https://ccmediaframe.com/?id=JHQPsiG8. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.

An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2021, FBRT had over $3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C. For further information, please visit www.fbrtreit.com.

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Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including the proxy statement/prospectus filed with the SEC on September 7, 2021, as supplemented on September 23, 2021, and October 6, 2021, and its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. FBRT does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

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FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2021	December 31, 2020
ASSETS	(Unaudited)
Cash and cash equivalents	$91,374	$82,071
Restricted cash	9,531	10,070
Commercial mortgage loans, held for investment, net of allowance of $15,499 and $20,886 as of September 30, 2021 and December 31, 2020, respectively	3,247,646	2,693,848
Commercial mortgage loans, held for sale, measured at fair value	99	67,649
Real estate securities, available for sale, measured at fair value, amortized cost of $0 and $179,392 as of September 30, 2021 and December 31, 2020, respectively	—	171,136
Derivative instruments, measured at fair value	—	25
Other real estate investments, measured at fair value	2,547	2,522
Receivable for loan repayment (1)	123,311	98,551
Accrued interest receivable	17,132	15,295
Prepaid expenses and other assets	4,023	8,538
Intangible lease asset, net of amortization	49,192	13,546
Real estate owned, net of depreciation	90,623	26,510
Total assets	$3,635,478	$3,189,761
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$1,792,353	$1,625,498
Repurchase agreements - commercial mortgage loans	550,156	276,340
Repurchase agreements - real estate securities	46,531	186,828
Mortgage note payable	23,998	29,167
Other financing and loan participation - commercial mortgage loans	37,434	31,379
Unsecured debt	60,000	—
Derivative instruments, measured at fair value	—	403
Interest payable	972	2,110
Distributions payable	20,447	15,688
Accounts payable and accrued expenses	9,318	5,125
Due to affiliates	17,140	9,525
Total liabilities	$2,558,349	$2,182,063
Commitment and contingencies (See Note 10 to the Consolidated Financial Statements included in the Form 10-Q)
Redeemable convertible preferred stock Series A, $0.01 par value, 60,000 authorized and 25,567 and 40,515 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	$127,603	$202,292
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	6,969	6,962
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2021 and none issued or outstanding as of December 31, 2020, respectively	89,677	—
Equity:
Preferred stock, $0.01 par value, 50,000,000 authorized and none issued or outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value, 949,999,000 shares authorized, 44,162,657 and 44,510,051 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	443	446
Additional paid-in capital	906,517	912,725
Accumulated other comprehensive income (loss)	—	(8,256)
Accumulated deficit	(59,844)	(106,471)
Total stockholders' equity	$847,116	$798,444
Non-controlling interest	5,764	—
Total equity	$852,880	$798,444
Total liabilities, redeemable convertible preferred stock and equity	$3,635,478	$3,189,761

(1) Includes $123.3 million and $98.6 million of cash held by servicer related to the CLOs as of September 30, 2021 and December 31, 2020, respectively.

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FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Income:
Interest income	$47,747	$44,414	$138,969	$135,509
Less: Interest expense	11,988	15,113	35,994	54,740
Net interest income	35,759	29,301	102,975	80,769
Revenue from real estate owned	1,015	1,017	2,447	3,474
Total income	$36,774	$30,318	$105,422	$84,243
Expenses:
Asset management and subordinated performance fee	8,265	3,749	19,682	11,399
Acquisition expenses	690	166	1,012	483
Administrative services expenses	2,980	3,128	9,532	10,180
Professional fees	2,488	2,470	7,262	8,476
Real estate owned operating expenses	—	509	—	3,250
Depreciation and amortization	—	591	812	1,765
Other expenses	709	571	2,115	3,213
Total expenses	$15,132	$11,184	$40,415	$38,766
Other (income)/loss:
Provision/(benefit) for credit losses	(1,613)	(3,710)	(5,452)	14,929
Impairment losses on real estate owned assets	—	—	—	398
Realized (gain)/loss on extinguishment of debt	—	—	—	(438)
Realized (gain)/loss on sale of real estate securities	—	4,390	1,375	10,137
Realized (gain)/loss on sale of commercial mortgage loan held for sale	(206)	—	(206)	(252)
Realized (gain)/loss on sale of real estate owned assets, held for sale	(8,698)	(1,424)	(9,810)	(1,424)
Realized (gain)/loss on sale of commercial mortgage loan, held for sale, measured at fair value	(9,061)	(1,940)	(22,211)	(11,106)
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	1,104	(263)	—	76
Unrealized (gain)/loss on other real estate investments, measured at fair value	(1)	(6)	(27)	37
Unrealized (gain)/loss on derivatives	(1,428)	(4,310)	(374)	625
Realized (gain)/loss on derivatives	1,902	4,722	(357)	13,050
Total other (income)/loss	$(18,001)	$(2,541)	$(37,062)	$26,032
Income before taxes	39,643	21,675	102,069	19,445
Provision/(benefit) for income tax	1,148	178	3,418	(2,466)
Net income	$38,495	$21,497	$98,651	$21,911
Net income applicable to common stock	$29,490	$16,739	$75,905	$10,466

Basic earnings per share	$0.67	$0.38	$1.72	$0.24
Diluted earnings per share	$0.67	$0.38	$1.71	$0.24
Basic weighted average shares outstanding	44,185,241	44,405,196	44,245,733	44,348,282
Diluted weighted average shares outstanding	44,200,563	44,421,084	44,261,469	44,361,739

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RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Income	$38,495	$21,497	$98,651	$21,911
Adjustments:
CLO amortization acceleration (1)	(867)	(691)	(2,401)	953
Unrealized (gain)/loss on financial instruments (2)	(325)	(4,579)	(401)	738
Incentive fees	4,280	—	8,046	—
Depreciation and amortization	—	591	812	1,765
Increase/(decrease) in provision for credit losses	(1,613)	(3,710)	(5,452)	14,929
Impairment losses on real estate owned assets	—	—	—	398
Distributable earnings	$39,970	$13,108	$99,255	$40,694
Average Equity	$1,063,428	$974,733	$1,044,583	$966,519
Annualized GAAP ROE	14.5%	8.8%	12.6%	3.0%
Annualized distributable earnings ROE	15.0%	5.4%	12.7%	5.5%
Distributable earnings per share	$0.69	$0.23	$1.73	$0.71

(1)	Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.
(2)	Adjusted for unrealized gains and losses on loans and derivatives.

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